UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2000


                             Hawks Industries, Inc.
             (Exact name of registrant as specified in its charter)

     Wyoming                        0-5781                 83-0211955
(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                    File Number)      Identification No.)

913 Foster Road, Casper, Wyoming                              82601
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code          (307) 234-1593

                                      N/A
     (Former name or former address, if changed since last report.)



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The press release covering this item was made April 18, 2000. A copy of the press release is attached hereto.

                     Item 1. Declaration of Stock Dividend

                                     HAWKS
                                INDUSTRIES, INC.


    Board of Directors Approves 7.5% Stock Dividend For All Its Common Stock
                   Shareholders As A Result Of Solid Profits


FOR IMMEDIATE RELEASE:
Hawks Industries,Inc.

Bruce Hinchey, President
(307) 234-5511

Casper, Wyoming (April 18, 2000)...Hawks Industries, Inc. (NASDAQ: HAWK) Board of Directors at an April 17, 2000, 3:OOPM MDT meeting approved a 7.5% stock dividend for all its common stock shareholders of record as of the close of business (5:OOPM MDT) on May 1, 2000. The dividend declaration is a result of solid profits realized by the Company in 1998 and 1999. The Company reported $0.11 per share earnings in 1998 and $0.17 par share earnings for the year 1999.

The dividend will be distributed on June 1, 2000 with fractional dividend shares being rounded up to the nearest whole share. As a result of this dividend, the outstanding shares in the Company's public float will exceed 1,000,000 shares.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.

                                        HAWKS INDUSTRIES INC.
                                        Registrant

Date: April 26, 2000
                                        /s/ Bob Despain

                                        --------------------
                                        Dwight "Bob" Despain, Secretary